Wednesday, November 7, 2007

COMPANY PRESS RELEASE

              Transgenomic, Inc. Reports Third Quarter 2007 Results

OMAHA, Neb., November 7, 2007 - Transgenomic, Inc. ("The Company") (OTCBB:TBIO.OB) today announced financial results for the quarter ended September 30, 2007. The Company's financial results are presented in the tables that follow.

Third Quarter 2007

The Company reported a net loss of $1.3 million or $0.03 per share for the third quarter of 2007, compared to a net loss of $1.7 million or $0.03 per share for the third quarter of 2006. The 2007 net loss was comprised of a loss from continuing operations of $1.3 million or $0.03 per share. The 2006 net loss was comprised of a loss from continuing operations of $1.5 million or $0.03 per share and a loss from discontinued operations of $0.2 million or $0.00 per share.

Net sales from continuing operations were $5.2 million during the third quarter 2007, compared to $4.9 million during the comparable period of 2006. Gross profit from continuing operations was $2.7 million or 51 percent during the third quarter of 2007, compared to $2.3 million or 47 percent during the comparable period of 2006. Operating expenses from continuing operations were $4.1 million during the third quarter of 2007, compared to $3.9 million during the same period of 2006. The third quarter 2007 operating expenses included $0.7 million of restructuring changes. The Company used cash flows in operations of $1.1 million during the third quarter of 2007, compared to cash flows used in operations of $0.2 million during the same period of 2006. Cash and cash equivalents totaled $6.5 million at September 30, 2007.

Nine Months Ended September 30, 2007

The Company reported a net loss of $2.3 million or $0.05 per share for the nine months ended September 30, 2007, compared to a net loss of $2.4 million or $0.05 per share during the comparable period of 2006. The 2007 net loss was comprised of a loss from continuing operations of $2.4 million or $0.05 per share and income from discontinued operations of $0.1 million or $0.00 per share. The 2006 net loss was comprised of a loss from continuing operations of $2.1 million or $0.04 per share and a loss from discontinued operations of $0.3 million or $0.01 per share.

Net sales from continuing operations were $16.6 million for the nine months ended September 30, 2007, compared to $17.6 million during the comparable period of 2006. Gross profit from continuing operations was $8.8 million or 53 percent for the nine months ended September 30, 2007, compared to $8.3 million or 47 percent in 2006. Operating expenses from continuing operations were $12.3 million for the nine months ended September 30, 2007, compared to $10.6 million during the comparable period of 2006. Operating expenses for the nine months ended September 30, 2007 included $1.3 million of restructuring changes. The Company used cash flows in operations of $2.7 million for the nine months ended September 30, 2007, compared to cash flows generated from operations of $0.5 million during the same period in 2006.

Comment and Outlook

The Company's President and Chief Executive Officer, Craig Tuttle, commented "we are pleased with the year-over-year improvement in third quarter revenue, which primarily reflects continued growth in our molecular diagnostics reference lab and Pharmaceutical Services businesses. During the quarter, we signed a Phase II clinical trial with a major biopharma company that will begin in the fourth quarter and worked on projects for seven pharmaceutical customers, as well as research projects with NIH, NCI and several academic centers. Some key instrument sales did fall out of the quarter, but are expected to be realized in the fourth quarter. We also experienced the typical affects of a summer slowdown in European sales, as well as a small impact from a summer slowdown in our molecular diagnostics reference lab revenue. However, we have completed our European consolidation efforts and made some key hires in our sales team during the quarter to help grow our reference lab business and generate new contracts with key pharmaceutical companies. We believe these changes will have a positive impact in the current quarter and as such, we are forecasting to reach break-even performance for the fourth quarter of 2007."

Earnings Call

Company management will discuss third quarter 2007 financial results via teleconference on Wednesday, November 7, at 5:00 p.m. Eastern Time. To access the call via telephone, dial 800-895-0198 or 785-484-1053. The company will also host a live broadcast of the call over the Internet. To listen to the webcast, investors should log on to the company's Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions provided. An archived recording of the conference call will be available and can be accessed via the web using the same link listed above for 14 days after the call. Investors can also listen to a replay via telephone until 11:59 p.m. Eastern Time on Wednesday, November 21, 2007. Simply dial 800-839-4017 or 402-220-2984 from any telephone.

About Transgenomic:  A decade of discovery 1997 - 2007

Transgenomic is a global biotechnology company that provides unique products and services for automated high sensitivity genetic variation and mutation analysis. Their offerings include systems, products, discovery and laboratory testing services to the academic and medical research, clinical laboratory and pharmaceutical markets in the fields of pharmacogenomics and personalized medicine. Specific offerings include WAVE(R) DHPLC systems, related consumables and assay kits, cytogenetics automated systems, Transgenomic Clinical Reference Laboratory and Genomic Research Services. Transgenomic Clinical Reference Laboratory and Genomic Research Services utilize their technology and expertise to provide a menu of mutation scanning tests for over 700 cancer-associated genes and more than 60 validated diagnostic tests to meet the needs of pharmaceutical and biotech companies, research and clinical laboratories, physicians and patients. For more information about the innovative systems, products and services offered by Transgenomic, please visit: www.transgenomic.com.

Transgenomic Cautionary Statements

Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

For confirmation of release or further information, please contact:

Debra Schneider
Chief Financial Officer
Transgenomic, Inc.
12325 Emmet Street
Omaha, NE 68164

Phone: 402-452-5400
Fax: 402-452-5461

investorrelations@transgenomic.com

                               Transgenomic, Inc.
                            Summary Financial Results
            Unaudited Condensed Consolidated Statements of Operations
                  (dollars in thousands except per share data)

                                                             Three Months Ended          Nine Months Ended
                                                                September 30,               September 30,
                                                         -------------------------   -------------------------
                                                             2007          2006         2007           2006
                                                         -----------   -----------   -----------   -----------
NET SALES                                                $     5,151   $     4,919   $    16,645   $    17,605
COST OF GOODS SOLD                                             2,500         2,607         7,872         9,261
                                                         -----------   -----------   -----------   -----------
  Gross profit                                                 2,651         2,312         8,773         8,344
OPERATING EXPENSES:
  Selling, general and administrative                          2,672         3,305         8,719         8,834
  Research and development                                       720           586         2,270         1,721
  Restructuring charge                                           681            --         1,305            --
                                                         -----------   -----------   -----------   -----------
                                                               4,073         3,891        12,294        10,555
                                                         -----------   -----------   -----------   -----------
LOSS FROM OPERATIONS                                          (1,422)       (1,579)       (3,521)       (2,211)
OTHER INCOME (EXPENSE):
  Interest income (expense)                                       75            (7)          215           149
  Gain on sale of investment                                      --            --           938            --
  Other, net                                                       4            68             8            --
                                                         -----------   -----------   -----------   -----------
                                                                  79            61         1,161           149
                                                         -----------   -----------   -----------   -----------
LOSS BEFORE INCOME TAXES                                      (1,343)       (1,518)       (2,360)       (2,062)
INCOME TAX EXPENSE                                                 6             7            25            24
                                                         -----------   -----------   -----------   -----------
LOSS FROM CONTINUING OPERATIONS                               (1,349)       (1,525)       (2,385)       (2,086)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX            --          (164)           66          (304)
                                                         -----------   -----------   -----------   -----------
NET INCOME (LOSS)                                        $    (1,349)  $    (1,689)  $    (2,319)  $    (2,390)
                                                         ===========   ===========   ===========   ===========
BASIC AND DILUTED LOSS PER SHARE:
  From continuing operations                             $     (0.03)  $     (0.03)  $     (0.05)  $     (0.04)
  From discontinued operations                                  0.00          0.00         (0.00)        (0.01)
                                                         -----------   -----------   -----------   -----------
                                                         $     (0.03)  $     (0.03)  $     (0.05)  $     (0.05)
                                                         ===========   ===========   ===========   ===========
BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING     49,189,672    49,189,672    49,189,672    49,188,040

                               Transgenomic, Inc.
                            Summary Financial Results
            Unaudited Condensed Consolidated Statements of Cash Flows
                             (dollars in thousands)

                                                           Nine Months Ended
                                                             September 30,
                                                           -----------------
                                                             2007     2006
                                                           -------   -------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                 $(2,319)  $(2,390)
  Adjustments to reconcile net loss to net cash flows used in operating activities:

    Depreciation and amortization                              978     1,361
    Impairment charge                                           --       437
    Non-cash stock based compensation                           87       152
    (Gain) Loss on sale of investment and assets            (1,034)       15

  Changes in operating assets and liabilities:

    Accounts receivable                                      1,041     2,585
    Inventories                                             (1,800)      805
    Prepaid expenses and other current assets                 (344)       26
    Accounts payable                                           124      (820)
    Accrued expenses                                           615    (1,691)
                                                           -------   -------
    Net cash flows from (used in) operating activities      (2,652)      480
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:

  Purchase of property and equipment                          (523)     (228)
  Change in other assets                                      (133)      (54)
  Proceeds from asset sales                                  3,935        95
                                                           -------   -------
    Net cash flows from (used in) investing activities       3,279      (187)
CASH FLOWS FROM FINANCING ACTIVITIES:

  Issuance of common stock                                      --         5
                                                           -------   -------
    Net cash flows from financing activities                    --         5
EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH        48       271
                                                           -------   -------
NET CHANGE IN CASH AND CASH EQUIVALENTS                        675       569
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD             5,868     6,736
                                                           -------   -------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                 $ 6,543   $ 7,305
                                                           =======   =======
SUPPLEMENTAL CASH FLOW INFORMATION
  Cash paid during the period for:

    Interest                                               $     5   $    --
    Income taxes, net                                           25        24

                               Transgenomic, Inc.
                            Summary Financial Results
                 Unaudited Condensed Consolidated Balance Sheets
                  (dollars in thousands except per share data)

                                                   (unaudited)
                                                   September 30,   December 31,
                                                        2007           2006
                                                   -------------   ------------
                        ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                           $ 6,543         $ 5,868
  Accounts receivable (net of allowances for
    bad debts of $585 and $376, respectively)           5,646           6,525
  Inventories                                           4,492           2,672
  Prepaid expenses and other current assets               905             540
                                                      -------         -------
    Total current assets                               17,586          15,605
PROPERTY AND EQUIPMENT, NET                             1,566           1,498
OTHER ASSETS:
  Goodwill                                                638             638
  Other assets                                            725             853
  Non-current assets of discontinued operations            --           2,773
                                                      -------         -------
                                                      $20,515         $21,367
                                                      =======         =======
         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                    $ 1,964         $ 1,558
  Other accrued expenses                                3,882           2,898
  Accrued compensation                                    575             689
  Current liabilities of discontinued operations           --             184
                                                      -------         -------
    Total current liabilities                           6,421           5,329
  Long-term debt                                          129              --
                                                      -------         -------
    Total liabilities                                   6,550           5,329
STOCKHOLDERS' EQUITY                                   13,965          16,038
                                                      -------         -------
                                                      $20,515         $21,367
                                                      =======         =======